Exhibit 99.1

For Immediate Release

Contact: Jane M. Forbes

404-728-2719 Voice

404-728-3216 Fax

investor.relations@globalpay.com

Global Payments Reports Second Quarter Earnings

ATLANTA, December 18, 2003 — Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended November 30, 2003. Revenue grew 15% to $148.4 million compared to $129.5 million in the prior year. This includes $3.8 million in revenue recorded in the current quarter as a result of the DolEx money transfer acquisition that closed on November 12, 2003. Net income grew 24% to $16.8 million compared to $13.6 million in the prior year quarter and diluted earnings per share grew 19% to $0.43 compared to $0.36 in the prior year quarter, excluding a restructuring charge of $2.0 million, net of tax or $0.05 per share in the current quarter.

The company continues to make progress consolidating certain locations to gain greater efficiencies and reduce costs. Including the restructuring charge related to this plan, second quarter GAAP net income and diluted earnings per share were $14.9 million and $0.38, respectively, compared to $13.6 million and $0.36, respectively, in the prior year. Global expects to complete this plan by the fourth quarter of fiscal 2004.

For the six months ending November 30, 2003, revenue grew 11% to $284.9 million compared to $257.2 million in the prior year period. Net income grew 19% to $33.6 million from $28.2 million in the prior period and diluted earnings per share grew 16% to $0.87 from $0.75 in the prior year period, excluding a restructuring charge of $2.9 million, net of tax or $0.07 per share in the current year period. Year-to-date GAAP net income and diluted earnings per share were $30.7 million and $0.80, respectively.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are very pleased with the addition of DolEx to the Global family and are excited about the expansion opportunities within the payments sector that it will provide. We have reported another quarter of solid growth in our merchant services business, primarily driven by our ISO and domestic direct distribution channels. In addition, our ongoing consolidation of operating functions, other cost reduction initiatives and last year’s

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Global Payments Reports Second Quarter Earnings

December 18, 2003

Comments and Outlook, continued

acquisition integration efforts continue to produce operating margin improvements. As a result, we are reaffirming our annual revenue guidance of $588 million to $608 million and diluted earnings per share guidance of $1.65 to $1.72 for fiscal 2004. This guidance excludes the impact of restructuring charges.”

Conference Call

Global Payments will hold a conference call on December 19, 2003, at 10:30 a.m. EST to discuss financial results and business highlights. The conference call can be accessed by calling 1-888-428-4480 (U.S.) or 1-651-291-5254 (internationally), or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through January 3, 2004.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services to consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America and Europe. Global Payments offers a comprehensive line of payment solutions, including credit and debit cards, business-to-business purchasing cards, gift cards, check guarantee, check verification and recovery, terminal management and money transfer services. For additional information about the company and its services, visit www.globalpaymentsinc.com

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This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward- looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including the most recent Form 10-K. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended November 30,
	2003	2002
Revenues	$148,447	$129,461

Operating expenses:
Cost of service	67,274	64,395
Sales, general and administrative	51,947	41,311
Restructuring	3,123	—

	122,344	105,706

Operating income	26,103	23,755

Other income (expense):
Interest and other income	429	243
Interest and other expense	(1,059)	(1,199)
Minority interest	(1,716)	(1,101)

	(2,346)	(2,057)

Income before income taxes	23,757	21,698
Provision for income taxes	8,885	8,116

Net Income	$14,872	$13,582

Earnings per share:
Basic	$0.40	$0.37

Diluted	$0.38	$0.36

Weighted average shares outstanding:
Basic	37,466	36,912
Diluted	38,861	37,639

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Six Months Ended November 30,
	2003	2002
Revenues	$284,911	$257,189

Operating expenses:
Cost of service	129,436	131,281
Sales, general and administrative	97,488	76,836
Restructuring	4,703	—

	231,627	208,117

Operating income	53,284	49,072

Other income (expense):
Interest and other income	753	513
Interest and other expense	(1,635)	(2,207)
Minority interest	(3,366)	(2,337)

	(4,248)	(4,031)

Income before income taxes	49,036	45,041
Provision for income taxes	18,339	16,846

Net Income	$30,697	$28,195

Earnings per share:
Basic	$0.82	$0.76

Diluted	$0.80	$0.75

Weighted average shares outstanding:
Basic	37,304	36,875
Diluted	38,585	37,707

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	November 30, 2003	May 31, 2003
	(Unaudited)
Assets
Cash and cash equivalents	$79,753	$38,010
Accounts receivable, net	45,386	44,929
Claims receivable, net	651	608
Settlement processing receivable	—	34,170
Other current assets	17,781	10,486

Current assets	143,571	128,203
Property and equipment, net	62,681	51,785
Goodwill	291,294	161,216
Intangible assets, net	182,215	137,898
Other assets	12,724	5,132

Total assets	$692,485	$484,234

Liabilities & Shareholders’ Equity
Notes payable	$114,229	$—
Settlement processing payable	32,210	—
Accounts payable and other accrued liabilities	78,855	61,405
Obligations under capital leases	1,132	1,456

Current liabilities	226,426	62,861
Obligations under capital leases	2,671	3,251
Other accrued liabilities	31,212	28,455

Total liabilities	260,309	94,567

Minority interest in equity of subsidiaries	22,316	23,241
Shareholders’ equity	409,860	366,426

Total liabilities & shareholders’ equity	$692,485	$484,234

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Six Months Ended November 30,
	2003	2002
Cash flows from operating activities:

Net income	$30,697	$28,195
Non-cash items
Restructuring	387	—
Depreciation and amortization	15,521	15,872
Restructuring and other	—	—
Minority interest in earnings	3,366	2,337
Other, net	3,819	5,800

Changes in working capital, which provided (used) cash
Settlement processing	311	(12,779)
Other, net	874	14,600

Net cash provided by operating activities	54,975	54,025

Cash flows from investing activities:
Capital expenditures	(9,668)	(9,809)
Net business development activities	(61,460)	(968)

Net cash used in investing activities	(71,128)	(10,777)

Cash flows from financing activities:
Net repayments on line of credit	—	(22,000)
Net borrowings on line of credit restricted for merchant funding	61,203	—
Principal payments under capital leases and other notes	(904)	(1,326)
Net stock issued to employees under stock plans and dividends	(814)	(702)
Distributions to minority interests	(4,291)	(3,376)

Net cash provided by (used in) financing activities	55,194	(27,404)

Effect of exchange rate changes on cash	2,702	(58)

Increase in cash and cash equivalents	41,743	15,786
Cash and cash equivalents, beginning of period	38,010	19,194

Cash and cash equivalents, end of period	$79,753	$34,980

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ending November 30, 2003
	Normalized	Restructuring[1]	GAAP
Revenue	$148,447	$—	$148,447

Operating expenses:
Cost of service	67,274	—	67,274
Sales, general and administrative	51,947	—	51,947
Restructuring	—	3,123	3,123

	119,221	3,123	122,344

Operating income	29,226	(3,123)	26,103

Other income/(expense)
Interest and other income	429	—	429
Interest and other expense	(1,059)	—	(1,059)
Minority interest in earnings	(1,716)	—	(1,716)

	(2,346)	—	(2,346)

Income before income taxes	26,880	(3,123)	23,757
Provision for income taxes	10,053	(1,168)	8,885

Net income	$16,827	$(1,955)	$14,872

Basic shares	37,466	—	37,466
Basic earnings per share	$0.45	$(0.05)	$0.40

Diluted shares	38,861	—	38,861
Diluted earnings per share	$0.43	$(0.05)	$0.38

[1]	Primarily relating to severance and facilites due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Six Months Ending November 30, 2003
	Normalized	Restructuring[1]	GAAP
Revenue	$284,911	$—	$284,911

Operating expenses:
Cost of service	129,436	—	129,436
Sales, general and administrative	97,488	—	97,488
Restructuring	—	4,703	4,703

	226,924	4,703	231,627

Operating income	57,987	(4,703)	53,284

Other income/(expense)
Interest and other income	753	—	753
Interest and other expense	(1,635)	—	(1,635)
Minority interest in earnings	(3,366)	—	(3,366)

	(4,248)	—	(4,248)

Income before income taxes	53,739	(4,703)	49,036
Provision for income taxes	20,098	(1,759)	18,339

Net income	$33,641	$(2,944)	$30,697

Basic shares	37,304	—	37,304
Basic earnings per share	$0.90	$(0.08)	$0.82

Diluted shares	38,585	—	38,585
Diluted earnings per share	$0.87	$(0.07)	$0.80

[1]	Primarily relating to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.